EXHIBIT 10.28

XCEL ENERGY SENIOR EXECUTIVE SEVERANCE AND CHANGE-IN-CONTROL POLICY

Xcel Energy established, effective as of October 22, 2003, a separation compensation policy known as the Xcel Energy Senior Executive Severance and Change-in-Control Policy, which is filed as Exhibit 10.15 to this Form 10-K.  Following is an amended Schedule I to that policy.

SCHEDULE I

Participants

Employee Name	Tier	Severance Multiple	Change-in-Control Multiple
Fowke III, Benjamin	1	2	3
Gogel, Raymond	1	2	3
Hart, Cathy	1	2	3
Johnson, Gary	1	2	3
Kelly, Richard	1	2	3
Lesher, Cynthia	1	2	3
Madden, Teresa	2	2	2
Sparby, David	2	2	2
Tyson II, George	2	2	2
Vincent, Patricia	1	2	3
Wilks, David	1	2	3